UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 5, 2021

Pi Merger Sub LLC

(Exact name of registrant as specified in its charter)

(as successor in interest to Lonestar Resources US Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16285 Park Ten Place, Suite 500 Fort Worth, Texas	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713) 722-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	LONE	OTCQX Best Market (1)

(1)   The common stock, par value $0.001 per share, of Lonestar Resources US Inc. ceased being traded prior to the opening of the market on October 6, 2021 and will no longer be listed on the OTCQX Best Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth company ☐

If an Emerging Growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 5, 2021, Penn Virginia Corporation, a Virginia corporation (“Penn Virginia”), completed its previously announced acquisition of Lonestar Resources US Inc., a Delaware corporation (the “Company”), pursuant to that certain Agreement and Plan of Merger, dated as of July 10, 2021 (the “Merger Agreement”), by and between Penn Virginia and the Company. Pursuant to the Merger Agreement, Upsilon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Penn Virginia (“Merger Sub Inc.”) merged with and into the Company (the “First Merger”), with the Company continuing as the surviving corporation, and, immediately thereafter, as part of the same transaction, the Company merged with and into Pi Merger Sub LLC, a Delaware limited liability company (“Pi Merger Sub”) and wholly owned subsidiary of Penn Virginia (the “Second Merger” and, together with the First Merger, the “Integrated Mergers”), with Pi Merger Sub continuing as the surviving entity (the “Surviving Company”). The events described in this Current Report on Form 8-K took place in connection with the completion of the Integrated Mergers.

Item 1.02	Termination of a Material Definitive Agreement.

Credit Facility

In connection with the consummation of the Integrated Mergers, on October 5, 2021, the Company, at the direction of Penn Virginia, terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under the (i) first-out senior secured revolving credit facility (the “Successor Credit Facility”), and (ii) second-out senior secured term loan credit facility (the “Successor Term Loan Facility” and, together with the Successor Credit Facility, the “Successor Credit Agreements”), dated as of November 30, 2020 (as amended from time to time), by and among the Company, its subsidiary Lonestar Resources America Inc., as borrower, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent. In connection with the termination of the Successor Credit Agreements, on October 5, 2021, all outstanding obligations for principal, interest and fees under the Successor Credit Agreements were paid off in full, and all liens securing such obligations and any letter of credit or hedging obligations permitted by the Successor Credit Agreements to be secured by such liens and guarantees of such obligations were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, on October 5, 2021, Penn Virginia completed its previously announced acquisition of the Company. At the effective time of the Merger (the “Effective Time”), each eligible share of common stock, par value $0.001 per share, of the Company (“Lonestar Common Stock”) issued and outstanding and each Tranche 1 Warrant (as defined in the Merger Agreement), was automatically converted into the right to receive 0.51 fully paid and nonassessable shares of Penn Virginia Common Stock. No fractional shares of Penn Virginia Common Stock were issued in the Merger, and holders of shares of Lonestar Common Stock and Tranche 1 Warrants, instead, received cash in lieu of fractional shares of Penn Virginia Common Stock, if any, as provided in the Merger Agreement.

The issuance of Penn Virginia Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Penn Virginia’s registration statement on Form S-4, as amended (File No. 333-259017), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 7, 2021. The proxy statement/consent solicitation statement/prospectus included in the registration statement contains additional information about the Merger.

The foregoing description of the Merger and the Merger Agreement, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the completion of the Merger, shares of Lonestar Common Stock were listed and traded on the OTCQX Best Market (the “OTCQX”) under the trading symbol “LONE.” In connection with the completion of the Merger, the Company notified the OTCQX that each eligible and outstanding share of Lonestar Common Stock (including each Company performance stock unit as described below) was converted into the right to receive 0.51 shares of Penn Virginia Common Stock and requested that OTCQX withdraw the listing of the Lonestar Common Stock. The Lonestar Common Stock ceased being traded on October 6, 2021, and is no longer listed on OTCQX.

In addition, Pi Merger Sub, as successor in interest to the Company, intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.02, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each eligible share of the Lonestar Common Stock was converted into the right to receive 0.51 shares of Penn Virginia Common Stock.

In addition, in connection with the Merger and pursuant to the Merger Agreement, each outstanding award of Company restricted stock units, whether vested or unvested, was converted into an award, subject to the same terms and conditions, with the right to receive a number of shares of Penn Virginia Common Stock equal to the product of (i) the number of shares of Lonestar Common Stock subject to such award as of immediately prior to the Effective Time and (ii) the exchange ratio in the Merger, less applicable tax withholdings.

Item 5.01	Changes in Control of Registrant.

Immediately following the First Merger, the Company merged with and into Pi Merger Sub, a wholly owned subsidiary of Penn Virginia. As a result of the consummation of the First Merger, the Company became a wholly owned subsidiary of Penn Virginia.

The information set forth in the Introductory Note, Item 2.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, Mr. Frank D. Bracken, III, Mr. Eric Long, Mr. Gary D. Packer and Mr. Andrei Verona resigned as directors of the Company effective as of the Effective Time. None of these resignations were a result of any disagreement with the Company, its management or its board of directors. In accordance with the terms of the Merger Agreement, Mr. Richard Burnett was appointed to the board of directors of Penn Virginia, to serve as a director and chairman of the audit committee.

Also effective as of the Effective Time, each officer of the Company ceased his or her respective service as an officer of the Company.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Second Merger, the certificate of formation and limited liability company agreement of Pi Merger Sub as in effect immediately prior to the effective time of the Second Merger, as set forth in Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, became the certificate of formation and limited liability company agreement of the Surviving Company.

The foregoing disclosures are subject to and qualified in their entirety by reference to Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, which are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and between Penn Virginia Corporation and Lonestar Resources US Inc., dated July 10, 2021 (incorporated by reference to Exhibit 2.1 to Penn Virginia Corporation’s Current Report on Form 8-K, filed July 13, 2021).

3.1*	Certificate of Formation of Pi Merger Sub LLC, dated June 29, 2021.

3.2*	Amended and Restated Limited Liability Company Agreement of Pi Merger Sub LLC, dated October 5, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA CORPORATION

Member:
Pi Merger Sub LLC
(as successor in interest to Lonestar Resources US Inc.)

Date: October 7, 2021

/s/ Katherine Ryan
Katherine Ryan Vice President, Chief Legal Counsel and Corporate Secretary